Exhibit 1

Joint Filing Agreement Pursuant to Rule 13d-1

This agreement is made pursuant to Rule 13d-l(k)(1) under the Securities and Exchange Act of 1934, as amended (the “Act”), by and among the parties listed below, each referenced to herein as a “Joint Filer”. The Joint Filers agree that a statement of beneficial ownership as required by Sections 13(g) or 13(d) of the Act and the Rules thereunder may be filed on each of their behalf on Schedule 13G or Schedule 13D, as appropriate, and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1.

Dated: January 4, 2016

COLISEUM CAPITAL MANAGEMENT, LLC		COLISEUM CAPITAL PARTNERS II, L.P.
By: Coliseum Capital, LLC, its General Partner

By:	/s/ Chivonne Cassar, Attorney-in-fact	By:	/s/ Chivonne Cassar, Attorney-in-fact
	Chivonne Cassar, Attorney-in-fact		Chivonne Cassar, Attorney-in-fact

COLISEUM CAPITAL, LLC		CHRISTOPHER SHACKELTON

By	/s/ Chivonne Cassar, Attorney-in-fact	By:	/s/ Chivonne Cassar, Attorney-in-fact
	Chivonne Cassar, Attorney-in-fact		Chivonne Cassar, Attorney-in-fact

COLISEUM CAPITAL PARTNERS, L.P.		ADAM GRAY

By: Coliseum Capital, LLC, General Partner
		By:	/s/ Chivonne Cassar, Attorney-in-fact
By:	/s/ Chivonne Cassar, Attorney-in-fact		Chivonne Cassar, Attorney-in-fact
Chivonne Cassar, Attorney-in-fact